                          CERTIFICATE OF INCORPORATION

                                       OF

                         Connecticut Valley Sports, Inc.


                                   * * * * * *



                  1. The name of the corporation is

                         Connecticut Valley Sports, Inc.


                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty-One Million (21,000,000) shares, divided into classes as follows:

                           (1) Twenty Million (20,000,000) shares of Common Stock, $.0001 par value per share; and

                           (2) One Million (1,000,000) shares of Preferred Stock, $.0001 par value per share, to be issued in series with such designations, rights and preferences as shall be determined by the Board of Directors of the Corporation.

                  5. The name and address of the sole incorporator is: Denis Dufresne, c/o Gersten, Savage, Kaplowitz & Curtin, LLP, 575 Lexington Avenue,

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New York, New York 10022.

                  6. The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                  I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of March, 1996.

                                     -----------------------------------
                                     DENIS DUFRESNE
                                     Gersten, Savage, Kaplowitz & Curtin
                                     575 Lexington Avenue
                                     New York, New York  10022
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                         CONNECTICUT VALLEY SPORTS, INC.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL


                  I, the undersigned, being the sole incorporator of CONNECTICUT VALLEY SPORTS, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DO HEREBY CERTIFY:

                  FIRST: that Article 4 of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                           "4. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty One Million (31,000,000) shares, divided into classes as follows:

                                (1) Thirty Million (30,000,000) shares of Common Stock, $.0001 par value per share; and

                                (2) One Million (1,000,000) shares of Preferred Stock, $.0001 par value per share, to be issued in series with such designations, rights and preferences as shall be determined by the Board of Directors of the Corporation."


                  SECOND: That the Corporation has not received any payment for any of its stock.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

                  IN WITNESS WHEREOF, I have signed this certificate this 4th day of August, 1997.

                                                  ----------------------------
                                                  Denis A. Dufresne
                                                  Sole Incorporator